LIMITED LIABILITY COMPANY AGREEMENT

OF

FIG ASSET CO. LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of FIG Asset Co. LLC (the "Company") effective as of the 17th day of January 2007, by Fortress Investment Group Holdings LLC, as the sole member of the Company (the "Member").

RECITAL

The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its business.

ARTICLE 1

The Limited Liability Company

1.1  Formation. The Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-201 of the Act (the "Certificate of Formation") has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.

1.2  Name. The name of the Company shall be "FIG Asset Co. LLC" and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

1.3  Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

1.4  Registered Office and Agent. The location of the registered office of the Company shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The Company's Registered Agent at such address shall be The Corporation Trust Company.

1.5  Term. Subject to the provisions of Article 6 below, the Company shall have perpetual existence.

ARTICLE 2

The Member

2.1  The Member. The name and address of the sole Member is as follows:

Name	Address

Fortress Investment Group Holdings LLC	1345 Avenue of the Americas
New York, New York 10105

2.2  Actions by the Member. The Member may approve a matter or take any action by written consent.

2.3  Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

2.4  Power to Bind the Company. The Member shall not have the authority to bind the Company to any third party with respect to any matter.

2.5  Admission of Members. New members shall be admitted only upon the approval of the Member.

ARTICLE 3

The Board

3.1  Management by the Board of Managers.

(a)  Subject to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business and affairs of the Company shall be managed by a board of managers (the "Board"), which shall be responsible for policy setting, approving the overall direction of the Company and making all decisions affecting the business and affairs of the Company. The Board shall consist of one to ten individuals (the "Managers"), the exact number of Managers to be determined from time to time by resolution of the Member. The initial Board shall consist of five members, who shall be Wesley Edens, Peter Briger, Robert Kauffman, Randal Nardone and Michael Novogratz.

(b)  Each Manager shall be elected by the Member and shall serve until his or her successor has been duly elected and qualified, or until his or her earlier removal, resignation, death or disability. The Member may remove any Manager from the Board or from any other capacity with the Company at any time, with or without cause. A Manager may resign at any time upon written notice to the Member.

(c)  Any vacancy occurring on the Board as a result of the resignation, removal, death or disability of a Manager or an increase in the size of the Board shall be filled by the Member. A Manager chosen to fill a vacancy resulting from the resignation, removal, death or disability of a Manager shall serve the unexpired term of his or her predecessor in office.

3.2  Action by the Board.

(a)  Meetings of the Board may be called by any Manager upon two (2) days prior written notice to each Manager. The presence of a majority of the Managers then in office shall constitute a quorum at any meeting of the Board. All actions of the Board shall require the affirmative vote of a majority of the Managers then in office.

(b)  Meetings of the Board may be conducted in person or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing. Notice of any meeting may be waived by any Manager.

3.3  Power to Bind Company. None of the Managers (acting in their capacity as such) shall have authority to bind the Company to any third party with respect to any matter unless the Board shall have approved such matter and authorized such Manager(s) to bind the Company with respect thereto.

3.4  Officers and Related Persons. The Board shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

ARTICLE 4

Capital Structure and Contributions

4.1  Capital Structure. The capital structure of the Company shall consist of one class of common interests (the "Common Interests") and one class of preferred interests (the "Preferred Interests"), and the Company shall have the authority to issue 500,000,000 Common Interests and 250,000,000 Preferred Interests. All Common Interests shall be identical with each other in every respect. The Preferred Interests may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors (each, an "Interest Designation"), including, without limitation (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Preferred Interests; (v) whether such Preferred Interests are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the percentage interest as to such Preferred Interest; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of Preferred Interests of the series; (ix) whether there will be restrictions on the issuance of Preferred Interests of the same series or any other class or series; and (x) the right, if any, of the holder of each such Preferred Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Preferred Interest. An Interest Designation (or any resolution of the Board of Directors amending any Interest Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Interest Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Interests of any series, but not below the number of Preferred Interests of such series then outstanding.

4.2  Capital Contributions. From time to time, the Board may determine that the Company requires capital and may request the Member to make capital contribution(s) in an amount determined by the Board. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

ARTICLE 5

Profits, Losses and Distributions

5.1  Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board. In each year, profits and losses shall be allocated entirely to the Member.

5.2  Distributions. The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Interests, the determined amount when, as and if declared by the Board. The distributions of the Company shall be allocated entirely to the Member.

ARTICLE 6

Events of Dissolution

The Company shall be dissolved and its affairs wound up upon the determination of the Member or upon judicial dissolution of the Company under Section 18-802 of the Act.

ARTICLE 7

Transfer of Interests in the Company

The Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Interests and, upon receipt by the Company of a written agreement executed by the person or entity to whom such Common Interests are to be transferred agreeing to be bound by the terms of this Agreement, such person shall be admitted as a member.

ARTICLE 8

Exculpation and Indemnification

8.1  Exculpation and Indemnification. Subject to other applicable provisions of this Article 8, the Indemnified Persons (as defined below) shall not be liable to the Company, any subsidiary of the Company, any Manager, any Member or any holder of any equity interest in any subsidiary of the Company, for any acts or omissions by any of the Indemnified Persons arising from the performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another person or entity or any employee benefit plan, except by reason of acts or omissions constituting fraud, willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) arising from the performance of their any of their obligations in connection with their service to the Company or this Agreement, or any investment made or held by the Company or any of its subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person or entity may hereafter be made party by reason of being or having been a manager of the Company under Delaware law, a Manager or officer of the Company, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another person or entity or any employee benefit plan at the request of the Company, except by reason of acts or omissions constituting fraud, willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company (including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to), and the officers of the Company are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 8.1 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 8.1 that the Company indemnify each Indemnified Person to the fullest extent permitted by law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person committed an act or omission that constitutes fraud, willful misconduct or gross negligence. "Indemnified Person" means (a) any person who is or was a Manager, officer or tax matters partner of the Company, (b) any person who is or was serving at the request of the Company as an officer, member, manager, partner, tax matters partner, fiduciary or trustee of another person (including any subsidiary); provided, that a person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any person the Board of Managers designates as an "Indemnified Person" for purposes of this Agreement.

8.2  Amendments. Any repeal or modification of this Article 8 by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article 8, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 9

Miscellaneous

9.1  Certification of Membership Interests. Upon the Company’s issuance of Common Interests to any person or entity, the Company shall issue one or more certificates in the name of such person or entity evidencing the number of such Common Interests being so issued. Certificates shall be executed on behalf of the Company by any two Managers.

9.2  Tax Treatment. Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

9.3  Amendments. Amendments to this Agreement and to the Certificate of Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the Act.

9.4  Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

9.5  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

9.6  Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

[Execution Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.

FORTRESS INVESTMENT GROUP HOLDINGS LLC
/s/ Randal A. Nardone
By:	Randal A. Nardone
Title:	Chief Operating Officer and Secretary

/s/ Daniel N. Bass
By:	Daniel N. Bass
Title:	Chief Financial Officer

Signature Page to FIG Asset Co. LLC Operating Agreement